FOR IMMEDIATE RELEASE	Contact:
September 1, 2014	Earl V. Wells III
e3communications
716-553-5225

STATEMENT BY DAVID J. NASCA, PRESIDENT AND CEO, EVANS BANK, N.A.

REGARDING ACTION BY ATTORNEY  GENERAL

HAMBURG, NY – “Evans Bank is disappointed to  learn that the Attorney General  has filed a formal complaint against our company regarding residential lending  practices. We continue to believe these allegations are without any merit and we intend  to  vigorously challenge them.

“Despite our best efforts over the last several months to  resolve this matter with  the  Attorney General, a resolution unfortunately could not be reached.

“We remain confident that our residential lending practices meet all applicable laws and regulations.

“The record will show that Evans Bank has a long history of compliance with the  Office of the Comptroller of the Currency. This is the federal entity that regulates our institution as well as our adherence to laws that require the fair treatment of customers  and fair access to credit and financial products such as mortgage lending.

“We believe that the allegations being made by the New York State Attorney  General are unfounded and without substance and we will vigorously defend this complaint through the legal system.

“As such, it would be inappropriate for us to have any further comment as this is now a matter before the courts.”